EXHIBIT 99.1

Broadwind Energy Announces First-Quarter 2016 Results

Highlights:

  Q1 2016 orders totaled $39 million, nearly double order intake in Q1 2015
  Revenue of $47 million in Q1 2016, down 5% from Q1 2015 – lower steel prices and weak oil & gas markets
  Gross profit of $4 million in Q1 2016, up 290 basis points from Q1 2015
  Net loss from continuing operations narrows to $.4 million, or $.02 per share, in Q1 2016 compared to $2.5 million, or $.17 per share, in Q1 2015
  Cash and short-term investments totaled $15 million at quarter-end; credit line remains undrawn

CICERO, Ill., April 28, 2016 (GLOBE NEWSWIRE) -- Broadwind Energy, Inc. (NASDAQ:BWEN) reported sales of $46.8 million in Q1 2016, down 5% compared to $49.2 million in Q1 2015 mainly due to lower steel prices and reduced demand for gearing from oil & gas and mining customers.

The Company reported a net loss from continuing operations of $.4 million, or $.02 per share, in Q1 2016, compared to a net loss from continuing operations of $2.5 million, or $.17 per share, in Q1 2015. The $.15 per share improvement was due primarily to significantly improved operating efficiencies in the Company’s Abilene, TX tower facility compared to a weak prior-year quarter associated with production challenges faced in Q1 2015, a $.7 million reduction in depreciation expense, and a $.9 million reduction in operating expense attributable to cost management initiatives.

The Company reported break-even results for discontinued operations in Q1 2016, compared to a net loss from discontinued operations of $2.5 million, or $.17 per share, in Q1 2015.

The Company reported non-GAAP adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, share-based payments and restructuring costs) of $1.7 million in Q1 2016, compared to $.2 million in Q1 2015 (see attached reconciliation of non-GAAP financial measure). The $1.5 million increase was mainly attributable to the operating improvements in the Abilene, TX tower facility and $.9 million lower operating expense, as discussed above.

Broadwind Interim CEO Stephanie Kushner stated, “Broadwind is off to a solid start in 2016, nearly doubling our order intake compared to Q1 2015 and generating $3 million of free cash flow during the quarter. Our Towers and Weldments segment has recovered soundly from the production challenges we faced predominantly in the Abilene facility for most of last year, and tower production is once again flowing at plant designed rates. In the Gearing segment, we continue to manage our costs judiciously amidst significantly lower sales to oil & gas and mining customers. Due in part to our stringent cost management across the Company, the consolidated operating loss for the quarter was reduced by $2 million compared to Q1 2015. We remain on track to reduce fixed overhead and SGA expenses by $8 million in 2016, compared to 2015.”

Ms. Kushner continued, “We continue to be focused on improving production and tightly managing costs across the Company. For Q2, we expect $42-44 million in revenue and a small operating loss, consistent with Q1 2016.”

Orders and Backlog

The Company booked $39 million of net new orders in Q1 2016, nearly double the $21.7 million of orders booked in Q1 2015, due primarily to the timing of large tower orders. Towers and Weldments orders, which vary considerably from quarter to quarter, totaled $35.4 million in Q1 2016, up substantially from $11.8 million in Q1 2015. Gearing orders totaled $3.5 million in Q1 2016, down from $9.9 million in Q1 2015 mainly due to weaker demand from oil & gas and mining customers.

At March 31, 2016, total backlog was $86.0 million, representing about six months of projected 2016 shipments. This is down significantly from backlog of $174.1 million at March 31, 2015 due in part to a general reduction in order lead times, the impact of reduced steel costs on orders in backlog and reduced orders for oil & gas and mining customers.

Segment Results

Towers and Weldments
Broadwind Energy produces fabrications for wind, oil and gas, mining and other industrial applications, specializing in the production of wind turbine towers.

Towers and Weldments segment sales totaled $42.0 million in Q1 2016, compared to $41.0 million in Q1 2015. Q1 2016 tower unit sales increased 15% compared to Q1 2015, due to improved production flow, partially offset by lower steel material costs which are generally passed through to the customer. Additionally, weldments revenue decreased $1.1 million in Q1 2016 compared to Q1 2015, due to weak demand from oil & gas and mining customers, partially offset by sales to compressed natural gas customers in Q1 2016.

Towers and Weldments segment operating income in Q1 2016 totaled $3.2 million compared to $1.1 million in Q1 2015, reflecting increased tower sales volume compared to Q1 2015 when $5.0 million of towers produced were held in inventory at quarter-end pending customer acceptance. In addition, improved material margins and significantly improved operating efficiencies in the Abilene, TX tower facility also contributed to the increase in operating income compared to Q1 2015. Non-GAAP adjusted EBITDA totaled $4.3 million in Q1 2016, compared to non-GAAP adjusted EBITDA of $2.2 million in Q1 2015, as a result of the factors described above. (see attached reconciliation of non-GAAP financial measure).

Gearing
Broadwind Energy engineers, builds and remanufactures precision gears and gearboxes for oil and gas, mining, steel and wind applications.

Gearing segment sales totaled $4.8 million in Q1 2016, compared to $8.6 million in Q1 2015. The reduction in sales was due to lower production volumes associated with weaker demand from oil & gas and mining customers.

Despite the significant decline in revenue, Gearing segment operating loss in Q1 2016 of $1.2 million was essentially unchanged compared to Q1 2015. The impact of the decrease in revenue was offset primarily by lower salaried headcount and incentive compensation, $.7 million lower depreciation due to a change in the accounting estimate for equipment salvage value, and a $.2 million gain on the sale of excess equipment. Non-GAAP adjusted EBITDA loss for Q1 2016 was $.5 million, compared to non-GAAP adjusted EBITDA of $.1 million in Q1 2015. (see attached reconciliation of non-GAAP financial measure). The decrease was primarily due to lower volumes, offset by strong cost control efforts in response to sharply lower revenues.

Corporate
Corporate and other expenses totaled $2.3 million in Q1 2016, essentially unchanged as compared to Q1 2015. Lower employee compensation costs and other cost savings initiatives were offset by increased company-wide self-insurance costs in Q1 2016.

Cash and Liquidity
During Q1 2016, operating working capital (accounts receivable and inventory, net of accounts payable and customer deposits) decreased by $2.5 million to $7.8 million, or 4% of Q1 2016 annualized sales, mainly due to a $5.3 million decrease in raw materials inventory due in part to increased operating productivity. This was partially offset by a $2.7 million increase in receivables during Q1 2016.

Capital expenditures in Q1 2016 totaled $1.0 million, up from $.7 million in Q1 2015.

Cash assets (cash and short-term investments) totaled $15.4 million at March 31, 2016, compared to $12.8 million at December 31, 2015, and the Company’s credit line was undrawn at March 31, 2016.

At March 31, 2016, debt and capital lease obligations totaled $5.5 million, down from $5.9 million at December 31, 2015.

About Broadwind Energy, Inc.
Broadwind Energy (NASDAQ:BWEN) applies decades of deep industrial expertise to innovate integrated solutions for customers in the energy and infrastructure markets. From gears and gearing systems for wind, oil and gas and mining applications, to wind towers and industrial weldments, we have solutions for the energy needs of the future. With facilities throughout the central U.S., Broadwind Energy's talented team is committed to helping customers maximize performance of their investments—quicker, easier and smarter. Find out more at www.bwen.com.

Forward-Looking Statements

This release contains “forward‑looking statements”—that is, statements related to future, not past, events—as defined in Section 21E of the Securities Exchange Act of 1934, as amended, that reflect our current expectations regarding our future growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities, as well as assumptions made by, and information currently available to, our management. Forward‑looking statements include any statement that does not directly relate to a current or historical fact. We have tried to identify forward‑looking statements by using words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “should,” “may,” “plan” and similar expressions, but these words are not the exclusive means of identifying forward‑looking statements. Our forward‑looking statements may include or relate to the following: (i) our expectations relating to state, local and federal regulatory frameworks affecting the industries in which we compete, including the wind energy industry, and the related extension, continuation or renewal of federal tax incentives and grants and state renewable portfolio standards; (ii) our expectations with respect to our customer relationships and efforts to diversify our customer base and sector focus and leverage customer relationships across business units; (iii) our plans to continue to grow our business organically; (iv) our beliefs with respect to the sufficiency of our liquidity and our plans to evaluate alternate sources of funding if necessary; (v) our plans and assumptions, including estimated costs and saving opportunities, regarding our restructuring efforts; (vi) our beliefs regarding our ability to realize revenue from customer orders and backlog; (vii) our beliefs regarding our ability to operate our business efficiently, manage capital expenditures and costs effectively, and generate cash flow; (viii) our beliefs and expectations relating to the economy and the potential impact it may have on our business, including our customers; (ix) our beliefs regarding the state of the wind energy market and other energy and industrial markets generally and the impact of competition and economic volatility in those markets; (x) our beliefs and expectations relating to the effects of market disruptions and regular market volatility, including fluctuations in the price of oil, gas and other commodities; and (xi) our beliefs regarding the potential loss of tax benefits if we experience an “ownership change” under Section 382 of the Internal Revenue Code of 1986, as amended. These statements are based on information currently available to us and are subject to various risks, uncertainties and other factors that could cause our actual growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. We are under no duty to update any of these forward-looking statements after the date of this release to conform such statements to actual results. You should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or potentially inaccurate assumptions that could cause our current expectations or beliefs to change.

BROADWIND ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	March 31,	December 31,
	2016	2015
ASSETS	(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$9,711	$6,436
Short-term investments	5,696	6,179
Restricted cash	39	83
Accounts receivable, net of allowance for doubtful accounts of $164
and $84 as of March 31, 2016 and December 31, 2015, respectively	12,459	9,784
Inventories, net	18,870	24,219
Prepaid expenses and other current assets	1,565	1,530
Current assets held for sale	2,662	4,403
Total current assets	51,002	52,634
LONG-TERM ASSETS:
Property and equipment, net	51,451	51,906
Intangible assets, net	4,905	5,016
Other assets	357	351
TOTAL ASSETS	$107,715	$109,907

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	2,620	2,799
Current portions of capital lease obligations	300	447
Accounts payable	15,790	13,822
Accrued liabilities	8,005	8,134
Customer deposits	7,777	9,940
Current liabilities held for sale	700	1,613
Total current liabilities	35,192	36,755
LONG-TERM LIABILITIES:
Long-term debt, net of current maturities	2,600	2,600
Other	2,549	3,060
Total long-term liabilities	5,149	5,660
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued
or outstanding	-	-
Common stock, $0.001 par value; 30,000,000 shares authorized; 15,076,588 and 15,012,789 shares issued as of March 31, 2016 and
December 31, 2015, respectively	15	15
Treasury stock, at cost, 273,937 shares as of March 31, 2016 and December 31, 2015,
respectively	(1,842)	(1,842)
Additional paid-in capital	378,363	378,104
Accumulated deficit	(309,162)	(308,785)
Total stockholders' equity	67,374	67,492
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$107,715	$109,907

BROADWIND ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended March 31,
	2016	2015
Revenues	$46,757	$49,229
Cost of sales	42,795	46,484
Restructuring	-	-
Gross profit	3,962	2,745

OPERATING EXPENSES:
Selling, general and administrative	4,075	5,015
Intangible amortization	111	111
Restructuring	-	(17)
Total operating expenses	4,186	5,109
Operating loss	(224)	(2,364)

OTHER (EXPENSE) INCOME, net:
Interest expense, net	(154)	(154)
Other, net	12	110
Gain on sale of assets and restructuring	-	(38)
Total other (expense), net	(142)	(82)

Net loss before (benefit) provision for income taxes	(366)	(2,446)
(Benefit) provision for income taxes	(8)	77
LOSS FROM CONTINUING OPERATIONS	(358)	(2,523)
LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX	(19)	(2,492)
NET LOSS	$(377)	$(5,015)

NET LOSS PER COMMON SHARE - BASIC AND DILUTED:
Loss from continuing operations	$(0.02)	$(0.17)
Loss from discontinued operations	$(0.00)	(0.17)
Net loss	$(0.03)	$(0.34)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - BASIC AND DILUTED	14,758	14,597

BROADWIND ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
(UNAUDITED)

	Three Months Ended March 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(377)	$(5,015)
Loss from discontinued operations	(19)	(2,492)
Loss from continuing operations	(358)	(2,523)

Adjustments to reconcile net cash used in operating activities:
Depreciation and amortization expense	1,657	2,256
Impairment charges	-	38
Stock-based compensation	259	255
Allowance for doubtful accounts	80	1
Gain on disposal of assets	(138)	-
Changes in operating assets and liabilities:
Accounts receivable	(2,753)	(3,895)
Inventories	5,348	(11,077)
Prepaid expenses and other current assets	(55)	64
Accounts payable	1,848	3,792
Accrued liabilities	(129)	(1,729)
Customer deposits	(2,163)	(6,553)
Other non-current assets and liabilities	(535)	(501)
Net cash provided by (used in) operating activities of continuing operations	3,061	(19,872)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available for sale securities	(1,978)	(1,884)
Sales of available for sale securities	36	5,083
Maturities of available for sale securities	2,425	4,825
Purchases of property and equipment	(950)	(668)
Decrease in restricted cash	44	-
Net cash (used in) provided by investing activities of continuing operations	(423)	7,356

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on lines of credit and notes payable	(18,400)	(17,162)
Proceeds from lines of credit and notes payable	18,400	18,400
Payments on long-term debt	(179)	-
Principal payments on capital leases	(147)	(241)
Net cash (used in) provided by financing activities of continuing operations	(326)	997

DISCONTINUED OPERATIONS:
Operating cash flows	826	(169)
Investing cash flows	151	(171)
Financing cash flows	(12)	(142)
Net cash provided by (used in) discontinued operations	965	(482)

Add: Cash balance of discontinued operations, beginning of period	-	93
Less: Cash balance of discontinued operations, end of period	2	10

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	3,275	(11,918)
CASH AND CASH EQUIVALENTS, beginning of the period	6,436	12,057
CASH AND CASH EQUIVALENTS, end of the period	$9,711	$139

BROADWIND ENERGY, INC. AND SUBSIDIARIES
SELECTED SEGMENT FINANCIAL INFORMATION
(IN THOUSANDS)
(UNAUDITED)

	Three Months Ended
	March 31,
	2016	2015
ORDERS:
Towers and Weldments	$35,436	$11,770
Gearing	3,540	9,918
Total orders	$38,976	$21,688

REVENUES:
Towers and Weldments	$42,015	$41,028
Gearing	4,760	8,608
Corporate and Other	(18)	(407)
Total revenues	$46,757	$49,229

OPERATING (LOSS) PROFIT:
Towers and Weldments	$3,241	$1,135
Gearing	(1,202)	(1,211)
Corporate and Other	(2,263)	(2,288)
Total operating (loss) profit	$(224)	$(2,364)

Non-GAAP Financial Measure
The Company provides non-GAAP adjusted EBITDA (earnings before interest, income taxes, depreciation, amortization, and stock compensation) as supplemental information regarding the Company’s business performance. The Company’s management uses adjusted EBITDA when it internally evaluates the performance of the Company’s business, reviews financial trends and makes operating and strategic decisions. The Company believes that this non-GAAP financial measure is useful to investors because it provides investors with a better understanding of the Company’s past financial performance and future results allows investors to evaluate the Company’s performance using the same methodology and information as used by the Company’s management. The Company's definition of adjusted EBITDA may be different from similar non-GAAP financial measures used by other companies and/or analysts.

BROADWIND ENERGY, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(IN THOUSANDS)
(UNAUDITED)

Consolidated	Three Months Ended March 31,
	2016	2015

Operating (Loss)	$(224)	$(2,364)
Depreciation and Amortization	1,657	2,256
Share-based Compensation and Other Stock Payments	259	255
Other Income	12	110
Restructuring Expense	-	(17)
Adjusted EBITDA (Non-GAAP)	$1,704	$240

Towers and Weldments Segment	Three Months Ended March 31,
	2016	2015

Operating Profit	$3,241	$1,135
Depreciation	966	914
Share-based Compensation and Other Stock Payments	38	15
Other Income	12	110
Restructuring Expense		(17)
Adjusted EBITDA (Non-GAAP)	$4,257	$2,157

	Three Months Ended March 31,
Gearing Segment	2016	2015

Operating (Loss)	$(1,202)	$(1,211)
Depreciation	528	1,185
Amortization	111	111
Share-based Compensation and Other Stock Payments	48	62
Adjusted EBITDA (Non-GAAP)	$(515)	$147

Corporate and Other	Three Months Ended March 31,
	2016	2015

Operating (Loss)	$(2,263)	$(2,288)
Depreciation	52	46
Share-based Compensation and Other Stock Payments	173	178
Adjusted EBITDA (Non-GAAP)	$(2,038)	$(2,064)

BWEN INVESTOR CONTACT:
Joni Konstantelos
708.780.4819
joni.konstantelos@bwen.com